THE STATE OF NEVADA

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

                               DEPARTMENT OF STATE



          I, Wm D. Swackhamer, the duly elected Secretary of State of the State of Nevada, do hereby certify that the annexed is a true, full and correct transcript of the original Articles of Incorporation of




                        POWER OF CONSERVATION CORPORATION
                        ---------------------------------



as the same appears on file and of record in this office.



                                                     IN       WITNESS WHEREOF, I
                                                              have  hereunto act
                                                              my    hand     and
                                                              affixed  the Great
                                                              Seal of State,  at
                                                              my    office    in
                                                              Carson       City,
                                                              Nevada,       this
                                                              THIRTEENTH  day of
                                                              July, A.D., 1978




                                        ---------------------------------------
                                                             Secretary of State



                                       By:______________________________________

                            ARTICLE OF INCORPORATION

                                       OF

                         POWER CONSERVATION CORPORATION




         The undersigned incorporatore of Power Conservation Corporation, a corporation formed pursuant to the laws of the State of Nevada, sign this statement to set forth the action as follows:

          FIRST: The Charter of the corporation was issued by the Secretary of State of Nevada on July 13, 1978.

          SECOND: A certified copy of the Articles of Incorporation and A Designation of Resident Agent were filed with the Clerk of Court of Washoe County, Reno, Nevada.

          THIRD: The original Charter is inserted in the Minute Book of the corporation.

          FOURTH: A certified copy of the Articles of Incorporation is inserted in the Minute Book of the corporation.

          FIFTH: The By-Laws annexed to the Minute Book of the corporation have been adopted for the By-Laws of Power Conservation Corporation.

          SIXTH: The following named persons have been nominated and elected by the incorporators as directors of the corporation to hold office until the first annual meeting of shareholders and until their successors are elected and qualified: THOMAS P. REGAN, ARTHUR SIEGE and B. J. NOBLE HASSEL.

         IN WITNESS WHEREOF, we the incorporators have signed this ____________
-------------------------------------------------.


                                                     --------------------------
                                                     Alexander H. Walker, Jr.


                                                     --------------------------
                                                     Laurie J. Bangart


                                                     --------------------------
                                                     Mary Jo Laramie

                            ARTICLE OF INCORPORATION


                                       OF


                         POWER CONSERVATION CORPORATION


                                     * * * *


                  We have undersigned, have voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada relating to private corporations, and to that end do hereby adopt articles of incorporation as follows:

         ARTICLE One. (NAME). The name of the corporation is:

                         POWER CONSERVATION CORPORATION

         ARTICLE Two. (location). the address of the corporation's principal office is Suite 1400 First National Bank Building, One East First Street, in the City of Reno, County of Washoe, State of Nevada. The initial agent for service of process at that address is Nevada Agency & Trust Company.

         ARTICLE Three. (PURPOSES). The purposes for which the corporation is organized are to engage in any activity or business nor in conflict with the laws of the State of Nevada or of the United States of America, and without limiting the generally of the foregoing, specifically:

                  I. (OMNIBUS). To have and to exercise all the powers now or hereafter conferred by the laws of the State of Nevada upon corporations organized pursuant to the laws under which the corporation is organized and any and all acts amendatory thereof and supplemental thereto.

                  II. (POWER MANAGEMENT). To engage in a general business of power management including, but not limited to, the development and sales of energy devices for commercial and household users whether such inventions, devices, or programs are software or hardware.

                  III. (ENERGY BUREAU).  To establish offices for the purpose of
         testing  and  evaluating   the  use  and   disposition  of  energy  and
         energy-related products.

                  IV. (REAL PROPERTY). To purchase, or in any way acquire for investment or for sale or otherwise, lands, contracts for the purchase or sale of lands, buildings, improvements, and any other real property of any kind or any interest therein, and as the consideration for same to pay cash or to issue the capital stock, debenture bonds, mortgage bonds, or other obligations of the corporation, and to sell, convey, lease, mortgage, deed of trust, turn to account, or otherwise deal with all or any part of the property of the corporation; to make and obtain loans upon real estate, improved or unimproved, and upon personal property, giving or taking evidences of indebtedness and securing the payment thereof by mortgage, trust deed, pledge or otherwise; and to enter into contracts to buy or sell any property, real or personal; to buy and sell mortgages, trust deeds, contracts, and evidence of Indebtedness; to purchase or otherwise acquire, for the purpose of holding or disposing of the same, real or personal property of every kind and description, including the good will, stock, rights, and property of any person, firm, association, or corporation; and to draw, make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments, or obligations of the corporation, from time to time, for any of the objects or purposes of the corporation, without restriction or limit as to amount.

                  V. (REAL ESTATE DEVELOPMENT). To engage in the business of purchasing, leasing, and developing real estate, including but not limited to, subdivisions, towns, and tracts; the construction of any and all buildings, sewer lines, off-site improvements, and any and all structures necessary or required in connection with the development of real estate generally; and the doing of any and every act or thing proper, necessary, and incidental to the general purpose of this company.

                  VI. (CARRYING ON BUSINESS OUTSIDE STATE). To conduct and carry on its business or any breach thereof in any state or territory of the United States or in any foreign country in conformity with the laws of such state, territory, or foreign country, and to have and maintain in any state, territory or foreign country a business office, plant, store or other facility.

                  VII. (PURPOSES TO BE CONSTRUED AS POWERS). The purposes specified herein shall be construed both as purposes and powers and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this or any other article, but the purposes and powers specified in each of the clauses herein shall be regarded as independent purposes and powers, and the enumeration of specific purposes and powers shall not be construed to limit or restrict in any manner the meaning of general terms or of the general powers of the corporation; nor shall the expression of one thing be deemed to exclude another, although it be of like nature not expressed.

          ARTICLE Four. (CAPITAL STOCK). The corporation shall have authority to issue an aggregate of THREE MILLION (3,000,000) shares of capital stock having a pare value of TWO CENTS ($0.02) per share.

          No holder of shares of capital stock of the corporation shall be entitled, as such, to any pre-emptive or preferential right to subscribe to any unissued stock or any other securities which the corporation may now or thereafter be authorized to issue.

          The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

          Cumulative voting in the elections of Directors at all stockholders' meetings, whether they be annual or special, shall not be permitted.

          ARTICLE Five. (DIRECTOR). The affairs of the corporation shall be governed by a Board of Directors of not less than three (3) directors. The names and addresses of the members of the first Board of Directors are:

NAME                                             ADDRESS
----                                             -------

Alexander H. Walker, Jr.                         840 Kennecott Bldg.
                                                 Salt Lake City, Utah  84133
Laurie J. Bangart                                840 Kennecott Bldg.
                                                 Salt Lake City, Utah  84133
Mary Jo Laramie                                  840 Kennecott Bldg.
                                                 Salt Lake City, Utah  84133


          Directors of the corporation need not be residents of the State of Nevada and need not own shares of the corporation's stock.

          ARTICLE   Six.   (INCORPORATORS).   The  name  and   address  of  each
incorporatator of the corporation is as follows:

NAME                                               ADDRESS
----                                               -------

Alexander H. Walker, Jr.                           840 Kennecott Bldg.
                                                   Salt Lake City, Utah  84133
Laurie J. Bangart                                  840 Kennecott Bldg.
                                                   Salt Lake City, Utah  84133
Mary Jo Laramie                                    840 Kennecott Bldg.
                                                   Salt Lake City, Utah  84133

          ARTICLE Seven. (PERIOD OF EXISTENCE). The period of existence of the corporation shall be perpetual.

          ARTICLE Eight. (by-laws). the initial By-Laws of the corporation shall be adopted by its Board of Directors. The power to alter, amend, or repeal the By-Laws, or to adopt new By-Laws, shall be vested in the Board of Directors, except as otherwise may be specifically provided in the By-Laws.

          ARTICLE Nine. (STOCKHOLDERS MEETINGS). Meeting of stockholders shall be held at such place within or without the State of Nevada as may be provided by the By-Laws of the corporation. Special meetings of the stockholders may be called by the President or any other ______________________

          ARTICLE Ten. (CONTRACTS OF CORPORATION). No contract or other transaction between the corporation and any other corporation, whether or not a majority of the share of the capital stock of such other corporation is owned by this corporation, and no act of this corporation, and no act of this corporation shall in any way be affected or invalidated by the fact that any of the directors or officers of such other corporation. Any director of this corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniary or otherwise interested in any contract or transaction of the corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of this corporation, or a majority thereof; and any director of this corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this corporation that shall authorize such contract or transaction, with like force and effect as if he were not such director or officer or such other corporation or not so interested.

                  IN  WITNESS  WHEREOF,   the  undersigned   Incorporators  have
hereunto fixed their signatures at Salt Lake City, Utah, this 12th day of July, 1978.

                                                 ------------------------------
                                                    Alexander H. Walker, Jr.



                                                 ------------------------------
                                                        Mary Jo Laramie

STATE OF UTAH                           )
                                        )
COUNTY OF SALT LAKE                     )

                  On the 12th day of July, 1978, before me, the undersigned, a Notary Public, personally appeared Alexander H. Walker, Jr., Laurie J. Bangart, and Mary Jo Laramie, known to me to be the persons described in and who executed the foregoing instrument, and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

                  IN WITNESS WHEREOF, I have hereunto get my hand and affixed my official seal the day and year in this certificate first above written.





                                                   ----------------------------
                                                   Notary Public
                                                   Residing in Sandy, Utah


My commission expires:


February 22, 1980
-----------------

                                    AMENDMENT
                       TO THE ARTICLES OF INCORPORATION OF
                         POWER CONSERVATION CORPORATION

                  Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, Power Conservation Corporation adopts the following amendments to its Articles of Incorporation:

1. The undersigned certify that on the 10th day of March, 1982, a Special Meeting of the Board of Directors was duly held and convened at which there was present a quorum of the Board of Directors meeting throughout all proceedings and at which time the following resolutions were unanimously adopted by the Board of Directors:

                  BE IT RESOLVED: That the Secretary of Power Conservation Corporation is hereby authorized, directed and empowered to serve notice upon each and every stockholder of the corporation as their names and addresses appear on the books and records of the corporation as of the close of business on March 10, 1982, of a special meeting of shareholders to be held and convened on March 30, 1982 at 2:00 p.m., local time, at Suite 201, 5600 Executive Center, Charlotte, North Carolina for the following purpose:

                           To amend the Articles of Incorporation to change the name of the corporation from Power Conservation Corporation to Power Capital Corporation.

2. A Special Meeting of the Stockholders was held on March 30, 1982, at Suite 201, 5600 Executive Center, Charlotte, North Carolina at 2:00 p.m., local time and with regard thereto, the undersigned certify as follows:

                    a) Notice of the Special Meeting of Stockholders was mailed to each and every stockholder on March 10, 1982.

                    b) There were present either by proxy or in person 1,333,100 shares of the 1,904,425 shares outstanding in the corporation.

                    c) That the proposal to amend the Articles of Incorporation which is set forth as follows was adopted by 1,333,100 shares and no shares were voted against the proposal.

                    d) The amendment to the Articles of Incorporation is as follows:

             ARTICLE ONE. [NAME]. The name of corporation shall be:

                            POWER CAPITAL CORPORATION

                  IN WITNESS WHEREOF, the undersigned hereunto signature this 14th day of October, 1982.

                         POWER CONSERVATION CORPORATION



By______________________________
     Charles Hogan
     Vice President



STATE OF NORTH CAROLINA                                       )
                                                              )  ss.
COUNTY OF ________________                                    )

          On this 18th day of October, 1982, before me, undersigned, a Notary Public, personally appeared the elected Vice President POWER CONSERVATION CORPORATION, known to be the person who executed the foregoing amendment the Articles of Incorporation and who acknowledged that they executed the same freely and voluntarily on behalf of POWER CONSERVATION CORPORATION for the uses and purposes therein mentioned.

          IN WITNESS WHEREOF, I have hereunto set my ____ and affixed my official seal the day and year in ____ amendment first above written.


                                 -----------------------------------------
                                 Notary Public
                                 Residing in ________________

My Commission Expires:

---------------------